Exhibit 10.7

FORM OF SPONSOR AGREEMENT

THIS SPONSOR AGREEMENT (the “Agreement”), dated as of                     , 2015, is made by and between WGC USA Asset Management Company, LLC, a Delaware limited liability company (“Sponsor”), and the Global Currency Gold Trust, a statutory trust organized under the laws of Delaware (the “Trust”), both for itself and on behalf of each of its currently operating series set forth on Schedule A to this Agreement (each, a “Fund” and collectively, the “Funds”), as such Schedule may be amended from time to time.

1. The Trust and the Funds. Each of the Funds may be deemed commodity pools for purposes of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”) and the applicable regulations of the Commodity Futures Trading Commission. Each of the Funds is sponsored by the Sponsor, a commodity pool operator registered under the Commodity Exchange Act. Neither the Trust nor any Fund is an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) and neither is required to register thereunder. The Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940 and is not required to register thereunder.

2. Appointment. Pursuant to the terms of the Trust’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”), Sponsor was appointed to serve as sponsor for the Funds, with full powers and rights to effectuate and carry out the purposes, activities and objectives of the Trust and the Funds. Sponsor has accepted such appointment and hereby agrees to render such services to the Trust and the Funds on the terms and conditions set forth in this Agreement and the Declaration of Trust.

3. Duties. Sponsor will perform such duties for the Funds as set forth in Article IV of the Declaration of Trust in accordance with Sponsor’s best judgment and as outlined in each Fund’s then-current prospectus included as part of a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”).

4. Reporting; Record Keeping. Sponsor will be available at reasonable times to discuss the activities of the Funds with the trustee of the Trust, the officers of the Trust, if any, or their respective designees. Any written reports supplied by Sponsor to the Trust discussing the activities of the Funds are intended solely for the benefit of the Trust and the Funds, and the Trust agrees that it will not disseminate such reports to any other party (other than the Funds’ service providers) without the prior consent of Sponsor, except as may be required by applicable law. Sponsor shall make or cause to be made, and shall maintain or cause to be maintained, all records as are required to be made or maintained by it in its capacity as Sponsor and commodity pool operator of the Funds.

5. Other Accounts. The Trust understands and acknowledges that Sponsor may act as sponsor or commodity pool operator for various persons other than the Funds. The Trust, on behalf of the Funds, acknowledges that Sponsor may give advice and take action concerning other persons that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Funds. Except to the extent necessary to perform

Sponsor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Sponsor, or any affiliate of Sponsor or any employee of Sponsor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

6. Sponsor’s Compensation. Each Fund shall pay to Sponsor a fee as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by such Fund. No other compensation is paid to the Sponsor by the Funds. Sponsor’s compensation is paid in consideration of Sponsor’s (i) services under this Agreement and the Declaration of Trust and (ii) the payment by Sponsor of the Fund expenses described in paragraph 7 below.

7. Ordinary Fees and Expenses. Sponsor shall be responsible for the payment of the ordinary fees and expenses of the Funds, including but not limited to the following: fees charged by the Funds’ administrator, custodian, gold delivery provider and index provider, NYSE Arca listing fees, typical maintenance and transaction fees of The Depository Trust Company, SEC registration fees, printing and mailing costs, audit fees and expenses, legal fees [not in excess of $100,000 per annum] and expenses and applicable license fees. Sponsor shall not be required to pay any extraordinary expenses not incurred in the ordinary course of the Funds’ business. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. In addition, Sponsor shall not be required to pay any charges, fees, transaction or other costs in connection with any gold delivery agreement or ISDA agreement in connection with the delivery of gold to or from a Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

8. Liability and Indemnification. Sponsor will be liable for losses to the Funds, and Sponsor shall be indemnified, to the extent provided in Section 4.05 of the Declaration of Trust.

9. Tax Filings. Except as described in any applicable filings with the SEC, Sponsor will not be responsible for making any tax credit or similar claim or any legal filing on the Trust’s or Funds’ behalf.

10. Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of Delaware; provided, however, that in the event that any law of the State of Delaware shall require that the laws of another state or jurisdiction be applied in any proceeding, such Delaware law shall be superseded by this paragraph, and the remaining laws of the State of Delaware shall nonetheless be applied in such proceeding. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

11. Termination. This Agreement may be terminated at any time by either party upon 30 days’ prior written notice to the other party. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

12. Assignment. Neither party shall assign this Agreement without the written consent of the other party, which consent shall not be unreasonably delayed or withheld.

13. Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses.

Sponsor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Sponsor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

14. Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

15. Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

16. Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

17. Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

The Global Currency Gold Trust

By:

Title:

Name:

WGC USA Asset Management Company, LLC

By:

Title:

Name:

Signature Page – Sponsor Agreement

SCHEDULE A

to the

SPONSOR AGREEMENT

Dated                     , 2015 between

THE GLOBAL CURRENCY GOLD TRUST

and

WGC USA ASSET MANAGEMENT COMPANY, LLC

The Trust will pay to the Sponsor as compensation for the Sponsor’s services rendered to each Fund, a fee, computed daily at an annual rate based on the average daily net assets of each Fund in accordance with the following fee schedule:

Fund	Rate
Global Currency Gold Fund	[XX	]%

A-1